EXHIBIT 32.2
WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350
     Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Senior Vice President — Finance and Chief Financial Officer of Nicholas Financial, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ralph T. Finkenbrink Ralph T. Finkenbrink
Senior Vice President — Finance
and Chief Financial Officer
Dated: November 10, 2005